Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 filed on May 13, 2005 pertaining to the 2005 Equity Incentive Plan of Fastclick, Inc. of our report dated January 28, 2005, with respect to the consolidated financial statements of Fastclick Inc. included in its Form S-1 (File No. 333-121528) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, CA

May 13, 2005